EXHIBIT 4.4

                          REGISTRATION RIGHTS AGREEMENT

         AGREEMENT, dated as of the ____ day of November 1999, executed and delivered by eDiets.com, Inc., a Delaware corporation, having its principal place of business at 3467 Hillsboro Boulevard, Deerfield Beach, Florida 33442 (the "Company"), in favor of the Holders (as defined below).

         WHEREAS, pursuant to the terms and conditions set forth in the Confidential Private Offering Memorandum of the Company, dated September 1, 1999, including the exhibits thereto, and any and all supplements thereof and amendments thereto, and all documents incorporated by reference therein (collectively, the "Memorandum"), the Company is offering for sale (the "Offering") up to one hundred sixty eight (168) units of the Company's securities (the "Units"), each Unit consisting of (i) twenty five thousand (25,000) shares (the "Unit Shares") of the common stock, par value $.001 per share (the "Common Stock") of the Company, and (ii) twelve thousand five hundred (12,500) warrants (tile "Warrants"), each to purchase one share of Common Stock (the "Warrant Shares") and, pursuant to the terms and conditions set forth in the Placement Agent Agreement entered into between the Company and Whale Securities Co., L.P. ("Whale") in connection with the Offering (the "Placement Agent Agreement"), the Company is issuing five-year warrants to the Placement Agent, which are exercisable for shares of Common Stock ("Placement Agent Warrant Shares"); and

         WHEREAS, pursuant to the terms and conditions set forth in the Memorandum, including those contained in the subscription agreement ("Subscription Agreement") which has been executed and delivered by or on behalf of each of the initial purchasers of Units from the Company (the "Initial Purchasers"), each of the Initial Purchasers is purchasing the Units for which it has subscribed; and

         WHEREAS, pursuant to the Subscription Agreements, the Company has agreed to issue to the holders of the Warrants a number of shares of Common Stock equal to one-half of the Warrants held by such holder (the "Additional Shares") if the Common Stock has not been registered under the provisions of
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and listed for trading on the Nasdaq SmallCap Market within six months following the initial closing of the offering (the "Initial Closing"); provided that if the final closing of the Offering takes place more than 45 days after the Initial Closing, the six months shall be increased by the number of days which elapse between the 45th day after the Initial Closing and the final closing of the Offering; and

         WHEREAS, pursuant to the terms of the Placement Agent Agreement, Whale is acting as placement agent for the Company in connection with the Offering; and

         WHEREAS, the terms and conditions of the Offering provide for the execution and delivery of this Agreement;

         NOW, THEREFORE, in order to induce the Initial Purchasers to purchase the Units and Whale to act as Placement Agent for the Offering, and for other good and valuable

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consideration, the receipt and adequacy of which are hereby acknowledged by the
Company, the Company hereby agrees as follows:

         1.       MANDATORY REGISTRATION OF THE REGISTRABLE SECURITIES.

                  (a) The Company will include the Shares, Warrant Shares, Placement Agent Warrant Shares and Additional Shares (collectively, the "Registrable Securities") in a registration statement (the "Mandatory Registration Statement") which the Company will prepare and file with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), as soon as possible but, in any event, within twelve
(12) months following the Initial Closing, and use its best efforts to have declared effective by the SEC within 15 months following the Initial Closing so as to permit the public trading of the Registrable Securities no later than 15 months following the Initial Closing.

                  (b) Once effective, the Company covenants and agrees to use its best efforts to maintain the effectiveness of the Mandatory Registration Statement until the earlier of (i) the date that all of the Registrable Securities have been sold pursuant to a Mandatory Registration Statement or Rule 144 of the General Rules and Regulations promulgated under the Act ("Rule 144"), or (ii) the date that the Holders of the Registrable Securities receive an opinion of counsel to the Company that all of the Registrable Securities may be freely traded (without limitation or restriction as to quantity or timing and without registration under the Act) pursuant to Rule 144 or otherwise. If the Company fails to keep the Mandatory Registration Statement continuously effective during such period, then the Company shall, promptly upon tile request of tile Holders of at least 51% of the unsold Registrable Securities included therein, use its best efforts to update the Mandatory Registration Statement or file a new registration statement covering the unsold Registrable Securities, subject to the terms and provisions hereof, and, in the event the Company fails to do so within 90 days after receipt of such request, the Company shall issue to the Holder, on one occasion only, such number of additional shares of Common Stock as is equal to one-quarter of the unsold Registrable Securities held by such Holder, subject to adjustment for stock splits, stock dividends and recapitalization (the "Penalty Shares"), without further consideration, and the Company shall be obligated to cause the Penalty Shares, as well as the Registrable Securities remaining unsold, to be registered promptly under the Act, subject to the terms and provisions hereof.

                  (c) Anything herein contained to the contrary notwithstanding, the provisions of this Agreement shall not apply to, and the term "Registrable Securities" as used in this Agreement shall not include, any securities after they have been sold by a Holder pursuant to an effective Registration Statement (as hereinafter defined) under the Act or pursuant to Rule 144.

         2. PIGGYBACK REGISTRATION. If, at any time during the six-year period following the Initial Closing, the Company proposes to prepare and file one or more registration statements or amendments, including post-effective amendments, or supplements thereto covering any of the Company's equity or debt securities held by the Company or any of its shareholders, in such case other than pursuant to Form S-4 or Form S-8 or successor form (collectively, a

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"Piggyback Registration Statement"), it will give written notice of its intention to do so by registered mail ("Notice"), at least thirty (30) business days prior to the filing of each such Registration Statement, to each Person (defined hereafter) who beneficially holds Registrable Securities and/or Penalty Shares and each of the successors, assigns and transferees of each of such Persons (individually, a "Holder" and collectively, "Holders"). "Person" as used herein shall mean any individual, sole proprietorships, partnership, corporation, association, joint venture, trust, unincorporated entity or other entity, or the government of any country or sovereign state, or of any state, province, municipality or other political subdivision thereof.

         Upon the written request of a Holder or Holders, made within twenty
(20) business days after receipt of the Notice, that the Company include all or a portion of the Registrable Securities and Penalty Shares held by such Holders ("Piggyback Securities") in the proposed Piggyback Registration Statement (each such Holder, a "Requesting Holder"), the Company shall use its best efforts to cause such Registration Statement to be declared effective under the Act, by the SEC so as to permit the public sale by the Requesting Holders of their Piggyback Securities pursuant thereto, at the Company's sole cost and expense and at no cost or expense to the Requesting Holders. However, if, in the written opinion of the Company's managing underwriter, if any, for the offering evidenced by such Piggyback Registration Statement, the inclusion of all or a portion of the Piggyback Securities, when added to the securities being registered, will exceed the maximum amount of the Company's securities which can be marketed either (i) at a price reasonably related to their then-current market value or (ii) without otherwise materially adversely affecting the entire offering, then the Company may exclude from such offering all or a portion of the Piggyback Securities.

         If securities are proposed to be offered for sale pursuant to such Piggyback Registration Statement by other security holders of the Company and the total number of securities to be offered by the Requesting Holders and such other selling security holders is required to be reduced pursuant to a request from the managing underwriter (which request shall be made only for the reasons and in the manner set forth above), the aggregate number of Piggyback Securities to be offered by Requesting Holders pursuant to such Piggyback Registration Statement shall equal the number which bears the same ratio to the maximum number of securities that the underwriter believes may be included for all the selling security holders (including the Requesting Holders) as the original number of Piggyback Securities proposed to be sold by the Requesting Holders bears to the total original number of securities proposed to be offered by the Requesting Holders and the other selling security holders.

         Notwithstanding the provisions of this Section 2, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 2 (irrespective of whether any written request for inclusion of Piggyback Securities shall have already been made) to elect not to file any such proposed Piggyback Registration Statement or to withdraw the same after its filing but prior to the effective date thereof.

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            3.    ADDITIONAL COVENANTS OF THE COMPANY WITH RESPECT TO
                  REGISTRATION.

                  (a) In connection with any registration of Registrable Securities and/or Penalty Shares pursuant to Sections I or 2 above, the Company shall furnish each Holder of Registrable Securities and/or Penalty Shares included in a Mandatory Registration Statement or a Piggyback Registration Statement (each of which is sometimes referred to as a "Registration Statement") with such reasonable number of copies of such Registration Statement, related preliminary prospectus and prospectus meeting the requirements of the Act, and other documents necessary or incidental to the registration and public offering of such Registrable Securities and/or Penalty Shares, as shall be reasonably requested by the Holder to permit the Holder to make a public distribution of such Registrable Securities and/or Penalty Shares.

                  (b) If any stop order shall be issued by the SEC in connection with any Registration Statement filed pursuant to Sections I or 2 above, the Company will use its best efforts to obtain the removal of such order.

                  (c) The Company shall pay all costs, fees, and expenses in connection with all Registration Statements filed pursuant to Sections I and 2 above, including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses; provided, however, that the Holders shall be solely responsible for the fees of any counsel retained by the Holders in connection with such registration and any transfer taxes or underwriting discounts, commissions or fees applicable to the Registrable Securities and Penalty Shares sold by the Holders pursuant thereto.

                  (d) The Company will use its best efforts to qualify any Registrable Securities and Penalty Shares included in a Registration Statement for sale in such states as the Holders of such securities shall reasonably request, provided that no such qualification will be required in any jurisdiction where, solely as a result thereof, the Company would be subject to general service of process or to taxation or qualification as a foreign corporation doing business in such jurisdiction.

                  (e) As promptly as practicable after becoming aware of such event, and in no event later than two (2) business days after becoming aware of such event, notify each Holder of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies Of Such Supplement or amendment to each Holder as such Holder may reasonably request.

                  (f) As promptly as practicable after becoming aware of such event, and in no event later than two (2) business days after becoming aware of such event, notify each Holder of the issuance by the SEC or any "blue sky" or state regulatory authorities of any

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notice of effectiveness or any stop order or other suspension of the effectiveness of the Registration Statement.

                  (g) Provide a transfer agent and registrar, which may be a single entity, for the Common Stock not later than the effective date of the Registration Statement.

                  (h) Take all other reasonable actions necessary to expedite and facilitate disposition by the Holder of the Registrable Securities and/or Penalty Shares pursuant to the Registration Statement.

                  (i) Neither the filing of a Registration Statement by the Company pursuant to this Agreement nor the making of any request for prospectuses by the Holder shall impose upon the Holder any obligation to exercise the Holders' Warrants or placement Agent Warrants or to sell the Holder's Registrable Securities or Penalty Shares.

                  (j) The Holder, upon receipt of notice from the Company that an event of the kind described in Sections 3(e) or (f) has occurred which requires a post-effective amendment to the Registration Statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of Registrable Securities and/or Penalty Shares until the Holder receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide immediately after such notice.

         4.       INDEMNIFICATION AND CONTRIBUTION.

                  (a) In connection with any Registration Statement covering Registrable Securities and/or Penalty Shares, the Company agrees to indemnify and hold harmless each Holder, the affiliates of each such Holder, the directors, partners, officers, employees and agents of each such Holder and each person who controls any such Holder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or in any preliminary prospectus or prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each Such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any case to the extent that any Such loss, claim, damage or liability arises out of or is based upon any Such untrue statement or alleged untrue statement or omission of alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein, (ii) the Company will not be liable to any indemnified party under this indemnity agreement with respect to any Registration

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Statement or prospectus to the extent that any such loss, claim, damage or liability of such indemnified party results from the use of the prospectus during a period when the use of the prospectus has been suspended in accordance with Section 2(c) hereof, provided that the Holders received prior notice of such suspension, which notice shall be deemed to have been received by such Holders within 48 hours after the giving thereof, and (iii) the Company shall not be liable to any indemnified party with respect to any preliminary prospectus to the extent that any such loss, claim, damage or liability of such indemnified party results from the fact that such indemnified party sold Registrable Securities or Penalty Shares to a person as to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the prospectus or of the prospectus as then amended or supplemented in any case where such delivery is required by the Act, if the loss, claim, damage or liability of such indemnified party results from an untrue statement or omission of a material fact contained in the preliminary prospectus which was corrected in the prospectus or in the prospectus as then amended or supplemented. This indemnity agreement will be in addition to any liability which the Company may otherwise have. The Company also agrees to indemnify and provide contribution to each person who may be deemed to be an underwriter (for purposes of the Act) with respect to the Registrable Securities and Penalty Shares ("Underwriters"), their officers and directors, and each person who controls each such Underwriter, on substantially the same basis as that of the indemnification of and contribution to the Holders provided in this Section 4.

                  (b) By its participation in a Registration Statement, each Holder shall be deemed to have agreed to indemnify and hold harmless (i) the Company, (ii) each of its directors, (iii) each of its officers who signs such Registration Statement and (iv) each person who controls the Company within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Holder, but only with respect to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have. Each Holder shall also be deemed to have agreed to indemnify and contribute to each Underwriter, their officers and directors, and each person who controls each such Underwriter, on substantially the same basis as that of the indemnification of and contribution to the Company provided in this Section 4. Anything in this Agreement contained to the contrary notwithstanding, the liability of each Holder for indemnification or contribution hereunder shall be limited to the amount of proceeds received by such Holder in the offering giving rise to such liability.

                  (c) Promptly after receipt by an indemnified party under this
Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party in writing of the commencement thereof, but the failure so to promptly notify the indemnifying party will not relieve the indemnifying party from liability under Section 4(a) or 4(b) hereof unless and to the extent that it is materially prejudiced thereby. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which

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indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate Counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses Of Such separate Counsel (and local Counsel) if (i) the Use of counsel chosen by the indemnified party to represent the indemnified party would present such Counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnified party shall not settle or compromise any action for which it seeks indemnification or contribution hereunder without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In the event that the indemnity provided in Section 4(a) or 4(b) is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Registration Statement which resulted in such losses.

                  (e) The provisions of this Section 4 shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder or the Company or any other persons who are entitled to indemnification pursuant to the provisions of this Section 4, and shall survive the sale by a Holder of Registrable Securities pursuant to the Registration Statement.

         5. AMENDMENTS. This Agreement may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions of this Agreement may not be given, unless it would not have an adverse effect upon the rights of any of the Holders and the

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Company has obtained the consent of Holders then holding a majority of the
Registrable Securities.

         6. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and be binding upon, the Company, the Holders and the other persons and entities described in Section 4 hereof and their respective successors, assigns and transferees, including, without limitation and without the need for an express assignment, subsequent Holders.

         7. THIRD PARTY BENEFICIARIES. The Holders from time to time shall each be a third party beneficiary of the agreements of the Company contained herein.

         8. HEADING. The headings which are contained in this Agreement are for the sole purpose of convenience of reference, and shall not limit or otherwise affect the interpretation of any of the provisions hereof.

         9. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York applicable to contracts made and to be wholly performed therein.

         10. NOTICES. All notices and other communications hereunder shall be in writing and shall be made by hand delivery, registered or certified mail (postage paid, return receipt requested), telecopier or any courier providing overnight delivery, (i) if to the Company or an Initial Purchaser, at the address set forth in the Subscription Agreement and (ii) if to a Holder to the address set forth on the books and records of the Company. All Such notices and other communications shall be deemed to have been duly given upon receipt.

         11. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the Company with respect to the subject matter hereof.

         12. SEVERABILITY. In the event that any one or more of the provisions of this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired or affected thereby.

         13. FURTHER ASSURANCES. The Company will from time to time after the date hereof take any and all actions, and execute, acknowledge and deliver any and all documents and instruments, at its cost and expense, as any Holder may from time to time reasonably request in order to more fully perfect or protect the rights intended to be granted to it hereunder.

         14. INTERPRETATION. As used in this Agreement, unless the context otherwise requires: words describing the singular number shall include the plural and vice versa; words denoting any gender shall include all genders; words denoting natural persons shall include corporations, partnerships and other entities, and vice versa; and the words "hereof', "herein" and "hereunder", and words of similar import, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement.

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         15.      WAIVER. The failure of the Company or any Holder to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Agreement.

         IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Agreement as of the date above written:

                                EDIETS.COM, INC.

                                By: _______________________________________
                                Name: David R. Humble
                                Title: Chairman and Chief Executive Officer

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